Exhibit 21.1

Subsidiaries of Focus Media Holding Limited

The following table sets forth information concerning our direct subsidiaries off-shore:

Subsidiary	Place of Incorporation	Percentage of Ownership
Appreciate Capital Limited	BVI	70%
Bestwin Partners Limited	BVI	100%
Better Off Investments Limited	BVI	100%
Billion Honest Group Limited	BVI	100%
Brilliant Top Investment Limited	BVI	100%
Capital Beyond Limited	BVI	100%
CGEN Media Technology Company Limited	Hong Kong	100%
CGEN Digital Media Company Limited	Cayman	100%
Esterford Ltd	BVI	100%
Farbourne Ltd	BVI	100%
First Star Investment Limited	BVI	100%
Focus Media (China) Holding Limited	Hong Kong	100%
Focus Media Changsha Holding Limited	BVI	100%
Focus Media Dalian Holding Limited	BVI	100%
Focus Media Tianjin Limited	BVI	80%
Focus Media Qingdao Holding Limited	BVI	100%
Fully Ascend Limited	BVI	100%
Glomedia Holdings Limited	BVI	63%
Hua Kuang Advertising Company, Limited	Hong Kong	100%
Infoachieve Limited	BVI	100%
Luck Trillion Limited	BVI	100%
OOH Fortune Limited	Cayman Islands	100%
Pear Commercial Inc.	BVI	85%
Perfect Media Holding Limited	BVI	100%
Plentiworth Investment Limited	BVI	100%
Rextor Ltd	BVI	100%
Richcrest Pacific Limited	BVI	100%
Risenstar Investments Limited	BVI	100%
Securacom Limited	BVI	100%
Sorfari Holdings Limited	BVI	100%
Target Media Holdings Limited	Cayman	100%
Xin Jin Hong Limited	Macau	100%

Subsidiaries of Focus Media Holding Limited

The following table sets forth information concerning our active subsidiaries in China:

Subsidiaries	Place of Incorporation	Shareholding
Chizhong Information Technology (Shanghai) Co., Ltd.	PRC	Focus Media (China) Holding Limited: 100%
Focus Media (China) Information Technology Co., Ltd.	PRC	Focus Media (China) Holding Limited: 100%
Focus Media Technology (Shanghai) Co., Ltd.	PRC	Focus Media (China) Holding Limited: 100%
Focus Media Digital Information Technology (Shanghai) Co., Ltd.	PRC	Focus Media Technology (Shanghai) Co., Ltd.: 90% Focus Media (China) Information Technology Co., Ltd.: 10%
Shanghai Focus Media Defeng Advertisement Co., Ltd.(1)	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Yuanchi Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Focus Media Culture Communication Co., Ltd.	PRC	Shanghai Focus Media Defeng Advertisement Co., Ltd.: 100%
Shanghai Yuanchi Culture Communication Co., Ltd.	PRC	Shanghai Yuanchi Advertisement Co., Ltd.: 100%
Beijing Focus Media Wireless Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Changsha Framedia Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Chongqing Geyang Focus Media Culture & Broadcasting Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%

Foshan Ruoqian Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Guizhou Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Ha’erbin Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Ha’erbin Jingshi Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Ha’erbin Xingaoduan Culture Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Hebei Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 63% Hebei Shenghuoshishang Advertisement Co., Ltd.: 37% (unrelated third party)
Huichun Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 85% Jilin Tianzhifeng Communications Co., Ltd.: 15% (unrelated third party)
Jilin Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 85% Jilin Tianzhifeng Communications Co., Ltd.: 15% (unrelated third party)
Jilin Guanghua Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 85% Jilin Tianzhifeng Communications Co., Ltd.: 15% (unrelated third party)
Jinan Framedia Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Lanzhou Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Liaoning Framedia Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Ningbo Jiangdong Longdi Culture Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Qingdao Mubiao Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Chizhong Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Dahan Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai On-Target Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Focus Media Jingshi Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Framedia Advertising Development Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Honghao Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Jiefang Focus Media Advertisement & Communications Co., Ltd.	PRC

Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 60% Shanghai Jiefang Media Investment Co., Ltd.: 15% (unrelated third party) Esen Enterprise Investment Management Co., Ltd: 25% (unrelated third party)

Shanghai Jingxuan Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Lizhu Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai New Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai New Structure Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanghai Zhiyi Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%

Shanghai Zhuosheng Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shanxi Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shenyang Wanhai Qianzhou Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Sichuan Framedia Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Sichuan Focus Media Advertising Communications Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Suzhou Huayun Media Culture Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Taiyuan Framedia Juzhong Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Tianjin Focus Media Tongsheng Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Xiamen Hongxin Coastline Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Zhengzhou Focus Framedia Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Hefei Kuangzhong Advertising Co., Ltd. (1)	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Beijing Yangshisanwei Advertisement Co., Ltd.	PRC

Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 70% Shanghai Puyun Investment Management Co., Ltd.: 18% (unrelated third party) Yongmei Wang: 10% (unrelated third party) Qingyong Zhang: 2% (unrelated third party)

Changsha Focus Media Shiji Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 90% Jimmy Wei Yu: 10% (designated by us)
Dalian Focus Media Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 90% Jimmy Wei Yu: 10% (designated by us)
Nanjing Focus Media Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 90% Biao Wang: 10% (unrelated third party)
Qingdao Focus Media Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 90% Jimmy Wei Yu: 10% (designated by us)
Shanghai Zhenhao Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 70% Shanghai Puyun Investment Management Co., Ltd.: 18% (unrelated third party) Yongmei Wang: 12% (unrelated third party)
Nanning Framedia Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 70% Nanning Baolijie Investment Advisory Co. Ltd.: 30%
Suzhou Focus Media Communication and Advertisement Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Xi’an Focus Media Advertising & Information Company Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 70% Junrong Zhang: 30% (unrelated third party)
Dongguan Focus Media Advertisement & Communications Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Hefei Fukesi Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Jinan Focus Media Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Shenyang Focus Media Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Wuhan Geshi Focus Media Advertising Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Xiamen Focus Media Advertising Company Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Yunnan Focus Media Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Zhejiang Ruihong Focus Media Advertising Communications Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%
Zhengzhou Focus Media Advertisement & Communications Co., Ltd.	PRC	Focus Media Digital Information Technology (Shanghai) Co., Ltd.: 100%

Shanghai OOH Advertisement Co., Ltd.	PRC	Hua Kuang Advertising Company Ltd.: 100%
Shanghai Chuanrui Advertisement Co., Ltd.	PRC	Shanghai OOH Advertisement Co., Ltd.: 100%
Beijing Chuanzhi OOH Advertisement Co., Ltd.	PRC	Shanghai OOH Advertisement Co., Ltd.: 100%
Shanghai Chuanxin Software Technology Co., Ltd.	PRC	Shanghai OOH Advertisement Co., Ltd.: 100%
Shanghai Chuanzhi Advertisement Co., Ltd.	PRC	Shanghai OOH Advertisement Co., Ltd.: 100%
Shanghai Ruili Advertisement Co., Ltd.	PRC	Shanghai OOH Advertisement Co., Ltd.: 100%
Chengdu Focus Media Jingshi Advertisement Co., Ltd.	PRC	Shanghai Focus Media Jingshi Advertisement Co., Ltd.: 100%
Chengdu Chuancheng Culture Communication Co., Ltd.	PRC	Beijing Chuanzhi OOH Advertisement Co., Ltd.:100%

(1)     Pursuant to an equity transfer agreement, Changsha Dongwei Advertisement Co., Ltd. and Anhui Changrong Communication Co., Ltd., each an unrelated third party, transferred 65% and 35% equity interest in Hefei Kuangzhong Advertising Co., Ltd. to Focus Media Digital, respectively. Hefei Kuangzhong Advertising Co., Ltd. is currently in the process of completing the registration procedures with the local counterpart of the SAIC.

PRC Operating Affiliates of Focus Media Holding Limited

The following table sets forth information concerning Shanghai Enjoy Media Advertising & Broadcasting Co., Ltd., Shanghai Focus Media Advertisement Co., Ltd. and its active subsidiaries, each of which is our affiliate incorporated and operates in China:

Affiliates	Place of Incorporation	Shareholding
Shanghai Focus Media Advertisement Co., Ltd.	PRC	Jason Nanchun Jiang (designated by us): 85% Jimmy Wei Yu (designated by us):15%
Fuzhou Focus Media Advertising Co., Ltd.	PRC	Focus Media Advertisement: 70% Fuzhou Mingzheng Culture & Communication Co., Ltd.: 30% (unrelated third party)
Zhuhai Focus Media Culture and Communication Company Ltd.	PRC	Focus Media Advertisement: 90% Jimmy Wei Yu: 10% (designated by us)
Shanghai Enjoy Media Advertising & Broadcasting Co., Ltd.	PRC	July Lilin Wang (designated by us): 51% Acer Jiawei Zhang (unrelated third party): 47% Lili Lu (unrelated third party): 2%